DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of November 1, 2016, by and between Meehan Mutual Funds, Inc. (the “Company”), a Maryland corporation, and Ultimus Fund Distributors, LLC (“Distributor”), an Ohio limited liability company.

WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest (the “Shares”) of each series of shares of the Company listed on Schedule A attached hereto (the “Fund”), as such Schedule A may be amended from time to time;

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, the parties agree as follows:

1.	APPOINTMENT

The Company hereby appoints Distributor as its exclusive agent for the distribution of the Shares, and Distributor hereby accepts such appointment under the terms of this Agreement.  While this Agreement is in force, the Company shall not sell any Shares except on the terms set forth in this Agreement.  Notwithstanding any other provision hereof, the Company may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.	SALE AND REPURCHASE OF SHARES

(a)
Distributor will have the right, as agent for the Company, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Company’s effective Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the “Registration Statement”).  Upon receipt of an order to purchase Shares from a dealer with whom Distributor has a dealer agreement, Distributor will promptly cause such order to be filled by the Company.  All dealer agreements shall be in such form as has been approved by the Company.

(b)	Distributor will also have the right, as agent for the Company, to sell such Shares to the public against orders therefor at the public offering price.

(c)	Distributor will also have the right to take, as agent for the Company, all actions which, in Distributor’s reasonable judgment, are necessary to carry into effect the distribution of the Shares.

(d)
The public offering price for the Shares of each Fund shall be the respective net asset value of the Shares of that Fund then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of FINRA.

(e)
The net asset value of the Shares of each Fund shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement.  The net asset value of the Shares of each Fund shall be calculated by the Company or by another entity on behalf of the Company.  Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)
On every sale, the Company shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of the Shares.

(g)	Upon receipt of purchase instructions, Distributor will transmit such instructions to the Company or its transfer agent for the issuance and registration of the Shares purchased.

(h)
Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the 1940 Act) of Distributor from acting as distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Company under this Agreement.

(i)	Distributor, as agent of and for the account of the Company, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.	SALE OF SHARES BY THE COMPANY

The Company reserves the right to issue any Shares at any time directly to the holders of Shares (“Shareholders”), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or Company or for the shares of any corporation or Company.

4.	BASIS OF SALE OF SHARES

Distributor does not agree to sell any specific number of Shares.  Distributor, as agent for the Company, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.	RULES OF FINRA

(a)
In providing services hereunder, Distributor will comply with the Rules of FINRA, the federal securities laws and the rules thereunder and the securities laws and regulations of each state and other jurisdiction in which it sells, directly or indirectly, any Shares.

(b)
Distributor will require each dealer with whom Distributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Distributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

(c)
Distributor agrees to furnish to the Company sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Company to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.  At the request of the Fund, Distributor will assume responsibility for the review and clearance of all advertisements and sales literature.

(d)
Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

(e)
Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Company as information supplemental to such prospectus and statement of additional information.  Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Company to Distributor in reasonable quantities upon request.

6.	RECORDS TO BE SUPPLIED BY COMPANY

The Company shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Company by independent public accountants.

7.	FEES AND EXPENSES

(a)
For performing its services under this Agreement, Distributor will receive a fee from the Fund and/or its investment adviser(s) in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule may be amended from time to time.  The Fund or its investment adviser(s) shall promptly reimburse Distributor for any expenses that are to be paid by the Fund in accordance with the following paragraph.

(b)
In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares.  All other costs in connection with the offering of the Shares will be paid by the Fund or its investment adviser(s) in accordance with agreements between them as permitted by applicable laws, including the 1940 Act and rules and regulations promulgated thereunder.  These costs include, but are not limited to, licensing fees, filing fees (including FINRA), travel and such other expenses as may be incurred by Distributor on behalf of the Fund.

(c)
Notwithstanding the foregoing, Distributor agrees that it shall not be entitled to receive any fee from a Fund or to be reimbursed by a Fund for any distribution or offering related costs unless and until the Company has adopted on behalf of the Fund a plan of distribution pursuant to Rule 12b-1 which permits the payment of such fee or the reimbursement of such costs.

8.	INDEMNIFICATION OF COMPANY

Distributor agrees to indemnify and hold harmless the Company and each person who has been, is, or may hereafter be a Director, officer, employee, shareholder or control person of the Company against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Company; (ii) Distributor’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; and (iii) Distributor’s failure to comply with applicable laws and the Rules of FINRA.  The Distributor will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The term “expenses” for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor’s consent.  The foregoing rights of indemnification shall be in addition to any other rights to which the Company or each such person may be entitled as a matter of law.

9.	INDEMNIFICATION OF DISTRIBUTOR

(a)
The Company, on behalf of each Fund, agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys’ fees) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from the failure of Distributor or any such other person to comply with applicable law or the terms of this Agreement, or from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor’s duties or from the reckless disregard by any of such persons of Distributor’s obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Company.  The Company will advance attorneys’ fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

(b)
In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Company may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company.  The Company shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Company so elects it will so notify Distributor, and thereupon the Company shall take over complete defense of the claim, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9.  Distributor shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify Distributor or any such person except with the Company’s written consent.

10.	REPRESENTATIONS OF THE PARTIES

(a)
The Company certifies to Distributor that: (1) as of the date of the execution of this Agreement, each Fund that is in existence as of such date has an unlimited number of authorized shares, and (2) this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)
Distributor represents and warrants that: (1) the various procedures and systems which Distributor has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records and other data of the Company and Distributor’s records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by Distributor and, when executed and delivered by Distributor, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

11.	TERMINATION AND AMENDMENT OF THIS AGREEMENT

(a)
This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment, as that term is defined in the 1940 Act, by Distributor.  This Agreement may be amended only if such amendment is approved (i) by Distributor and (ii) by the Board of Directors of the Company, including the approval of a majority of the Directors of the Company who are not interested persons of the Company or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement will automatically terminate without penalty, with respect to any Fund, upon that Fund’s reorganization into a series of Ultimus Managers Trust, an Ohio business trust having its principal place of business at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.

(b)
Either the Company or Distributor may at any time terminate this Agreement with respect to any Fund on sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

12.	EFFECTIVE PERIOD OF THIS AGREEMENT

This Agreement shall take effect upon its execution and shall remain in full force and effect for an initial term of two (2) years from the date of its execution (unless terminated as set forth in Section 11), and shall continue in effect from year to year thereafter, subject to annual approval of such continuance by the Board of Directors of the Company, including the approval of a majority of the Directors of the Company who are not interested persons of the Company or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

13.	SUCCESSOR INVESTMENT COMPANY

Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Company as a result of reorganization, recapitalization or change of domicile.

14.	LIMITATION OF LIABILITY

A copy of the Company’s Articles of Incorporation is on file with the Secretary of the State of Maryland, and notice is hereby given that the obligations of the Company hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Company, personally, but bind only the Company property of the Company.  The execution and delivery of this Agreement have been authorized by the Directors of the Company and signed by an officer of the Company, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Company property of the Company.  To the extent a matter under this Agreement relates only to a particular Fund of the Company, that Fund or the investment adviser to such Fund, depending on whether or not such Fund has adopted a Rule 12b-1 plan, shall be solely responsible for all liabilities in connection with such matter, and the Distributor agrees to look  solely to the assets of such Fund or the investment adviser to such Fund for the payment or performance thereof and any other liabilities arising in connection with this Agreement, and no other Fund shall incur any liability or obligation in connection therewith.

15.	SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.	QUESTIONS OF INTERPRETATION

(a)	This Agreement shall be governed by the laws of the State of Ohio.

(b)
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act.  In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.	NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Company’s counsel, at such address as such other party may designate for the receipt of such notice.  Such notice will be effective upon receipt.  Until further notice to the other party, it is agreed that the address of the Company for this purpose shall be 7250 Woodmont Avenue, Suite 315, Bethesda, MD 20814, Attn: Paul P. Meehan; and that the address of Distributor for this purpose shall be 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Director of Fund Administration; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

18.	EXECUTION

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

IN WITNESS WHEREOF, the Company and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

	Meehan Mutual Funds, Inc.		Ultimus Fund Distributors, LLC

By:	/s/ Paul P. Meehan	By:	/s/ Robert G. Dorsey
Name:	Paul P. Meehan	Name:	Robert G. Dorsey
Title:	Vice President	Title:	Managing Director

SCHEDULE A
Dated November 1, 2016
to the
DISTRIBUTION AGREEMENT
between
MEEHAN MUTUAL FUNDS, INC.
and
ULTIMUS FUND DISTRIBUTORS, LLC

FUND PORTFOLIOS

Meehan Focus Fund

SCHEDULE B
Dated November 1, 2016
to the
DISTRIBUTION AGREEMENT
between
MEEHAN MUTUAL FUNDS, INC.
and
ULTIMUS FUND DISTRIBUTORS, LLC

FEES AND EXPENSES

FEES:

Distributor shall be entitled to receive an annual fee of $6,000, paid in monthly installments, from each Fund listed on Schedule A and/or from the investment adviser(s) to such Fund.